UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 19, 2006

Real Mex Restaurants, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (562) 346-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Real Mex Restaurants, Inc. is furnishing the Change of Control Offer Document distributed to holders of Notes (as defined below) on September 19, 2006, which is attached as Exhibit 99.1 to this report.

The information, including the exhibit attached hereto, in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 8.01 Other Events.

Commencement of Change of Control Offer

On September 19, 2006, Real Mex Restaurants, Inc., a Delaware corporation (the “Company”), commenced a change of control offer (the “Offer”) to purchase any or all of its 10.00% Senior Secured Notes due 2010 (the “Notes”) that remain outstanding under the Indenture dated March 31, 2004 (the “Indenture”) by and among the Company, the guarantors thereto and Wells Fargo Bank, National Association, as trustee. The Company is offering to repurchase the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes or portion of Notes validly tendered for payment thereof, plus accrued and unpaid interest up to, but not including, the date of payment, upon the terms and subject to the conditions of the Offer.  The Company has obtained a securities purchase commitment, subject to customary conditions, from Credit Suisse Securities (USA) LLC (“Credit Suisse”) pursuant to which Credit Suisse will purchase any Notes properly tendered pursuant to the Offer. Credit Suisse has obtained a securities purchase commitment from a third party, Cocina Funding Corp., L.L.C. (an affiliate of Farallon Capital Management, L.L.C.), and will resell the Notes purchased in this Offer to Cocina immediately following the expiration date. The offer will expire at 5:00 p.m., New York City time on October 19, 2006, unless extended by the Company in its sole discretion. As of the date of the commencement of the Offer, $105 million aggregate principal amount of Notes remained outstanding.

The Offer is being made pursuant to Section 4.15 of the Indenture.  On August 17, 2006, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with RM Restaurant Holding Corp. and RM Integrated, Inc. (“RM Integrated”).  On August 21, 2006, the closing of the Merger Agreement occurred, RM Integrated merged with and into the Company, with the Company as the surviving corporation (the “Merger”).  The Merger constituted a “change of control” under the Indenture.  The press release announcing the Offer is attached as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Change of Control Offer Document
99.2	Press Release, dated September 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Dated: September 19, 2006	By:	/s/ Steven Tanner
Steven Tanner
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Change of Control Offer Document
99.2	Press Release, dated September 19, 2006